Standard Terms and Conditions of Trust

                               For

                             FT 785

                  and certain subsequent Series



                  Effective:  December 9, 2003



                             Between

                  First Trust Portfolios, L.P.
                            Depositor

                      The Bank of New York
                             Trustee

                   First Trust Advisors, L.P.
                            Evaluator

                   First Trust Advisors, L.P.
                      Portfolio Supervisor

                        Table of Contents

                                                             Page

Preamble                                                      1
   Form of Certificate                                        2

Article I      Definitions                                    4

Article II     Deposit of Securities; Acceptance of
               Trust; Form and Issuance of Certificates;
               Separate Trusts                                6
   Section 2.01.Deposit of Securities                         6
   Section 2.02.Acceptance of Trust                           9
   Section 2.03.Issuance of Units                             9
   Section 2.04.Form of Certificates                         10
   Section 2.05.Letter of Credit                             10
   Section 2.06.Separate Trusts                              11

Article III    Administration of Fund                        11
   Section 3.01.Initial Cost                                 11
   Section 3.02.Income Account                               12
   Section 3.03.Principal Account                            12
   Section 3.04.Reserve Account                              12
   Section 3.05.Deductions and Distributions                 13
   Section 3.06.Distribution Statements                      15
   Section 3.07.Sale of Securities                           16
   Section 3.08.Counsel                                      18
   Section 3.09.Notice and Sale by Trustee                   18
   Section 3.10.Liability of Depositor                       18
   Section 3.11.Notice to Depositor                          18
   Section 3.12.Replacement Securities                       19
   Section 3.13.Deferred Sales Charge                        20
   Section 3.14.Creation and Development Fee                 21
   Section 3.15.Foreign Currency Exchange                    22

Article IV     Evaluation of Securities; Compensation
               for Evaluation; Portfolio Supervision and
               Bookkeeping and Administrative Services;
               Succession                                    22
   Section 4.01.Evaluation of Securities                     22
   Section 4.02.Information for Unit Holders                 23
   Section 4.03.Compensation for Services Provided           23
   Section 4.04.Liability of the Evaluator                   24
   Section 4.05.Resignation and Removal of Portfolio
                 Supervisor and/or Evaluator and/or
                 Provider of Bookkeeping Services
                 Described in Section 4.03; Successor        25

Page i


Article V      Evaluation, Redemption, Purchase
               Transfer, Interchange or Replacement of
               Units                                         26
   Section 5.01.Trust Evaluation                             26
   Section 5.02.Redemptions by Trustee; Purchases by
                 Depositor                                   27
   Section 5.03.Transfer or Interchange of Units             30
   Section 5.04.Certificates Mutilated, Destroyed,
                 Stolen or Lost                              31
   Section 5.05.Rollover of Units                            31

Article VI     Trustee                                       33
   Section 6.01.General Definition of Trustee's
                 Liabilities, Rights and Duties              33
   Section 6.02.Books, Records and Reports                   37
   Section 6.03.Indenture and List of Securities on
                 File                                        38
   Section 6.04.Compensation                                 38
   Section 6.05.Removal and Resignation of Trustee;
                 Successor                                   39
   Section 6.06.Qualifications of Trustee                    40

Article VII    Rights of Unit Holders                        41
   Section 7.01.Beneficiaries of Trust                       41
   Section 7.02.Rights, Terms and Conditions                 41

Article VIII   Additional Covenants; Miscellaneous
               Provisions                                    42
   Section 8.01.Amendments                                   42
   Section 8.02.Termination                                  42
   Section 8.03.Construction                                 44
   Section 8.04.Registration of Units                        45
   Section 8.05.Written Notice                               45
   Section 8.06.Severability                                 45
   Section 8.07.Dissolution of Depositor Not to
                 Terminate                                   45


Page ii


             Standard Terms and Conditions of Trust

                               for

                             FT 785

                      and subsequent Series

                  Effective:  December 9, 2003

     These  Standard  Terms  and Conditions  of  Trust  effective
December  9,  2003  are executed between First Trust  Portfolios,
L.P., as Depositor, The Bank of New York, as Trustee, First Trust
Advisors, L.P., as Evaluator and Portfolio Supervisor.

                        Witnesseth That:

     In consideration of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio
Supervisor agree as follows:

                          Introduction

     These  Standard  Terms and Conditions  of  Trust,  effective
December  9,  2003,  shall  be  applicable  to  FT  785  and  all subsequent  Series  established after the date  of  effectiveness
hereof,  as  provided in this paragraph.   For  FT  785  and  all
subsequent Series established after the date of effectiveness hereof to which these Standard Terms and Conditions of Trust, effective December 9, 2003, are to be applicable, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor shall execute a Trust Agreement, incorporating by reference these Standard Terms and Conditions of Trust, effective December 9, 2003, and designating any exclusion from or exception to such incorporation by reference for the purposes of that Series or variation of the terms hereof for the purposes of that Series and specifying for that Series and for each Trust in such Series
(i) the Securities deposited in trust, (ii) the number of Units delivered by the Trustee on the Initial Date of Deposit in exchange for the Securities pursuant to Section 2.03, (iii) the fractional undivided interest represented by each Unit, (iv) the Percentage Ratio, (v) the Record Dates, (vi) the Distribution Dates, (vii) the Mandatory Termination Date, (viii) the Evaluator's compensation, (ix) the Trustee's compensation,
(x) the Initial Date of Deposit and (xi) the minimum amount of Securities to be sold by the Trustee pursuant to Section 5.02 for the purposes of redemption of Units.

     Whereas, the form of the Certificates shall be substantially as follows and shall indicate the Series number and the name of the Trust, as set forth in the Trust Agreement:

Certificate of Ownership              Plan of Distribution:
Evidencing an Undivided
Interest In                           ______________________


                           First Trust

                                                  See Reverse For
                                              Certain Definitions

This is to certify that




is the owner and registered
holder of this Certificate evidencing
the ownership of



of fractional undivided interest in the above-named Trust created pursuant to the Indenture, a copy of which is available at the office of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Indenture to which the Holder of this Certificate by virtue of the acceptance hereof assents and is bound. This Certificate is transferable and interchangeable by the registered owner in person or by his duly authorized attorney at the Trustee's office upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer and any other documents that the Trustee may require for transfer, in form satisfactory to the Trustee, and payment of the fees and expenses provided in the Indenture.

     Witness the facsimile signature of the Depositor and the manual signature of an authorized signatory of the Trustee.

                                           Dated: _______________

First Trust Portfolios, L.P., Depositor    The Bank of New York, Trustee

By: /s/ The Charger Corporation
-------------------------------
    General Partner



By:                                        By:
-------------------------------            -----------------------------
   President                                   Authorized Signatory


                                     Control No.____________________

                       Form of Assignment

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common     UNIF GIFT MIN ACT-________ Custodian_________
TEN ENT - as tenants by the                           (Cust)            (Minor)
          entireties
JT TEN  - as joint tenants with             Under Uniform Gifts to Minors Act
          right of survivorship             __________________________________
          and not as tenants in common                    State

  Additional abbreviations may also be used though not in the above list.



For Value Received, ____________________________________________________________
hereby sell, assign and transfer ___________________ Units represented by this Certificate unto _______________________________________________________________
__________________________________________


                                 SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                                       OF ASSIGNEE MUST BE PROVIDED

                                      ______________________________



______________________________________________________________________________
and does hereby irrevocably constitute and appoint
___________________________________________________________________, attorney, to transfer said Units on the books of the Trustee, with full power and substitution in the premises.

Dated:__________________      _________________________________________________
                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.


SIGNATURE(S) GUARANTEED BY

____________________________
Firm or Bank

_____________________________
Authorized Signature

--------------------------------------------------
Signatures  must be guaranteed by a national  bank
or  trust company, a member firm of the New  York,
Midwest  or  Pacific  Stock Exchange  or  in  such
other manner as is acceptable to the Trustee.
--------------------------------------------------

     Now, Therefore, in consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:

                            ARTICLE I

                           Definitions

Section 1.01. Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

     (1) "Depositor" shall mean First Trust Portfolios, L.P. and its successors in interest, or any successor depositor appointed as hereinafter provided.

     (2) "Trustee" shall mean The Bank of New York, or any successor trustee appointed as hereinafter provided.

     (3) "Evaluator" shall mean First Trust Advisors, L.P. and its successors in interest, or any successor evaluator appointed as hereinafter provided.

     (4)  "Portfolio Supervisor" shall mean First Trust Advisors,
L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided.

     (5)  "Business Day" shall mean any day on which the New York
Stock Exchange is open.

     (6) "Certificate" shall mean any one of the certificates executed by the Trustee and the Depositor evidencing ownership of an undivided fractional interest in a Trust.

     (7) "Contract Obligations" shall mean Securities which are to be acquired by the Trust pursuant to purchase contracts which have been assigned to the Trustee.

     (8) "Distribution Date" shall have the meaning assigned to it in the Prospectus.

     (9)   "Indenture"  shall  mean  these  Standard  Terms   and
Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended, together with the Trust
Agreement creating a particular series of the Fund.

     (10) "Initial Date of Deposit" shall have the meaning assigned to it in the Trust Agreement.

     (11) "Mandatory Termination Date" shall be the date so specified in the Trust Agreement.

     (12) "Notice of Deposit of Additional Securities" shall mean
an   amendment  or  supplement  to  the  Indenture  pursuant   to
Section   2.01(b)  for  the  purpose  of  depositing   additional
Securities in the Trust Fund and issuing additional Units.

     (13) "Percentage Ratio" shall mean, for each Trust which will issue additional Units pursuant to Section 2.03 hereof, the percentage relationships existing on the Initial Date of Deposit between each Security per Unit and all Securities attributable to each Unit. Such Percentage Ratio shall be calculated and included in each Trust Agreement and each Notice of Deposit of Additional Securities. The Percentage Ratio shall be adjusted to the extent necessary, and may be rounded, to reflect the occurrence of a stock dividend, a stock split or a similar event which affects the capital structure of the issuer of the Security.

     (14) "Prospectus" shall mean the prospectus relating to the Trust Fund filed with the Securities and Exchange Commission pursuant to Rule 497(b) under the Securities Act of 1933, as amended, and dated the date of the Trust Agreement.

     (15) "Replacement Security" shall have the meaning assigned to it in Section 3.12 hereof.

     (16) "Restricted Securities" shall mean those Securities that cannot be sold publicly by the Trustee without Registration under the Securities Act of 1933, as amended.

     (17) "Record Date" shall have the meaning assigned to it in the Prospectus.

     (18)   "Securities"   shall  mean   equity   securities   of
corporations or other entities deposited in the Trust Fund as specified in the Trust Agreement thereof, which Securities are listed in Schedule A to the Trust Agreement or are Securities deposited in the Trust Fund pursuant to Section 2.01(b) hereof, and Replacement Securities acquired pursuant to Section 3.12 hereof, as may from time to time be construed to be held as part of the Trust Fund.

     (19) "Trust Fund" or "Fund" shall mean the collective Trusts created by the Trust Agreement, which shall consist of Securities held pursuant and subject to the Indenture, together with all undistributed income or other amounts received or accrued thereon, any undistributed cash held in the Income and Principal Accounts or otherwise realized from the sale, redemption, liquidation or maturity thereof. Such amounts as may be on deposit in the Reserve Account as hereinafter established shall be excluded from the Trust Fund.

     (20)  "Trust" or "Trusts" shall mean the separate  trust  or
trusts   created   by   the  Trust  Agreement,   the   Securities
constituting the portfolio of which are listed in Schedule A attached to the Trust Agreement.

     (21) "Trust Agreement" shall mean the Trust Agreement for the particular series of the Fund into which these Standard Terms and Conditions are incorporated.

     (22) "Unit" shall mean each Unit of fractional undivided interest in and ownership of the Trust which shall be initially equal to the fraction specified in the Trust Agreement, the denominator of which fraction shall be (1) increased by the number of any additional Units issued pursuant to Section 2.03 hereof and (2) decreased by the number of any Units redeemed as provided in Section 5.02 hereof. Whenever reference is made herein to the "interest" of a Unit holder in the Trust or in the Income and Principal Accounts, it shall mean such fractional undivided interest represented by the number of Units held of record by such Unit holder.

     (23) "Unit holder" shall mean the registered holder of any Unit, whether or not in certificated form, as recorded on the registration books of the Trustee.

     (24) Words importing singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations and associations, as well as natural persons.

     (25)  The  words  "herein," "hereby," "herewith,"  "hereof,"
"hereinafter,"    "hereunder,"    "hereinabove,"     "hereafter,"
"heretofore" and similar words or phrases of reference and association shall refer to this Indenture in its entirety.

     (26) The term "Rollover Unit holder" shall be defined as set forth in Section 5.05, herein.

     (27) If the Prospectus for a Trust contemplates the rollover of  Units as set forth in Section 5.05 herein, the term "Rollover
Notification  Date"  shall  be  defined  as  set  forth  in   the
Prospectus under "Summary of Essential Information."

     (28) If the Prospectus for a Trust contemplates the rollover of Units as set forth in Section 5.05 herein, the term "Rollover
Distribution" shall be defined as set forth in Section 5.05, herein.

     (29) If the Prospectus for a Trust contemplates the rollover of Units as set forth in Section 5.05 herein, the term "Distribution Agent" shall refer to the Trustee acting in its capacity as distribution agent pursuant to Section 5.05 herein.

     (30) If the Prospectus for a Trust contemplates the rollover of Units as set forth in Section 5.05 herein, the term "Special
Redemption and Liquidation Period" shall be as set forth in the Prospectus under "Summary of Essential Information."

                           ARTICLE II

      Deposit of Securities; Acceptance of Trust; Form and
            Issuance of Certificates; Separate Trusts

Section 2.01. Deposit of Securities. (a) The Depositor, on the date of the Trust Agreement, has deposited with the Trustee in trust the Securities listed in Schedule A to the Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form or Contract Obligations relating to such Securities to be held, managed and applied by the Trustee as herein provided. The Depositor shall deliver the Securities listed on said Schedule A which were not actually delivered concurrently with the execution and delivery of the Trust Agreement and which were represented by Contract Obligations to the Trustee within ten calendar days after said execution and delivery (the "Delivery Period"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Delivery Period, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the monies in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.12. If the Depositor does not take the action specified in Section 3.12 within ten calendar days of the end of the Delivery Period, the Trustee shall forthwith take the action specified in
Section 3.12.

    (b) (1) From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form,
(ii) Contract Obligations relating to such additional Securities, accompanied by cash and/or Letter(s) of Credit as specified in paragraph (c) of this Section 2.01, or (iii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Except as provided in the following subparagraphs (2), (3) and (4) the Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall maintain, as nearly as practicable, the Percentage Ratio. Each such deposit of additional Securities shall be made pursuant to a Notice of Deposit of Additional Securities delivered by the Depositor to the Trustee. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker.

    (2) Additional Securities (or Contract Obligations therefor) may, at the Depositor's discretion, be deposited or purchased in round lots. If the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Security in the Trust most under-represented immediately before the deposit with respect to the Percentage Ratio.

    (3) If at the time of a deposit of additional Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may (i) deposit, or instruct the Trustee to purchase, in lieu thereof, another issue of Securities or Replacement Securities or (ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities whose acquisition is not feasible with instructions to acquire such Securities of such issue when they become available.

   (4)  Any contrary authorization in the preceding subparagraphs
(1) through (3) notwithstanding, deposits of additional Securities made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

    (5) In connection with and at the time of any deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Capital Account, cash or other property (other than Securities) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the Trust as of the date of the deposit or receivable by the Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit. Cash represented by a foreign currency shall be replicated in such currency or, if the Trustee has entered into a contract for the conversion thereof, in U.S. dollars in an amount replicating the dollars to be received on such conversion.

   (c)  In connection with the deposits described in Section 2.01
(a) and (b), the Depositor has, in the case of Section 2.01(a) deposits, and, prior to the Trustee accepting a Section 2.01(b) deposit, will, deposit cash and/or Letter(s) of Credit (meeting the conditions set forth in Section 2.05) in an amount sufficient to purchase the Contract Obligations (the "Purchase Amount") relating to Securities which are not actually delivered to the Trustee at the time of such deposit, the terms of which unconditionally allow the Trustee to draw on the full amount of the available Letter of Credit. The Trustee may allow the Depositor to substitute for any Letter(s) of Credit deposited with the Trustee in connection with the deposits described in
Section 2.01(a) and (b) cash in an amount sufficient to satisfy the obligations to which the Letter(s) of Credit relates. Any substituted Letter(s) of Credit shall be released by the Trustee. The Trustee may deposit such cash or cash drawn on the Letter of Credit in a non-interest bearing account for the Trust. If any Contract Obligation requires settlement in a foreign currency, in connection with the deposit of such Contract Obligation the Depositor will deposit with the Trustee either an amount of such currency sufficient to settle the contract or a foreign exchange contract in such amount which settles concurrently with the settlement of the Contract Obligation and cash or a Letter of Credit in U.S. dollars sufficient to perform such foreign exchange contact.

    (d) In the event that the purchase of Contract Obligations pursuant to any contract shall not be consummated in accordance with said contract or if the Securities represented by Contract Obligations are not delivered to the Trust in accordance with
Section 2.01(a) or 2.01(b) and the monies, or, if applicable, the monies drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.12 purchases of New Securities, such funds, to the extent of the purchase price of Failed Contract Obligations for which no Replacement Security was acquired pursuant to Section 3.12, plus all amounts described in the next succeeding two sentences, shall be credited to the
Principal Account and distributed pursuant to Section 3.05 to Unit holders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each Unit holder his pro rata portion of the sales charge levied on the sale of Units to such Unit holder attributable to such Failed Contract Obligation. The Depositor shall also pay to the Trustee, for distribution to the Unit holders, interest on the amount of the purchase price to the
Trust of the Failed Contract Obligation, at the rate of 5% per annum to the date the Depositor notifies the Trustee that no Replacement Security will be purchased or, in the absence of such notification, to the expiration date for purchase of a Replacement Security specified in Section 3.12. Any amounts remaining from monies drawn on the Letter of Credit which are not used to purchase New Securities or are not used to provide refunds to Unit holders shall be paid to the Depositor.

    (e) The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee.

    (f) In connection with and at the time of any deposit of additional securities pursuant to Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Principal Account, cash or other property (other than Securities) on hand in the Principal Account or receivable and to be credited to the Principal Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the Trust as of the date of the deposit or receivable by the Trust in respect of dividends or other distributions declared but not received as of the date of the deposit, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculation of the monthly distribution from the Income Account pursuant to
Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit.

Section 2.02. Acceptance of Trust. The Trustee hereby declares it holds and will hold each Trust as Trustee in trust upon the trusts herein created for the use and benefit of the Unit holders, subject to the terms and conditions of this Indenture.

Section 2.03. Issuance of Units. (a) The Trustee hereby acknowledges receipt of the deposit of the Securities listed in Schedule A to the Trust Agreement and referred to in Section 2.01 hereof and, simultaneously with the receipt of said deposit, has recorded on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Trust Agreement and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, documentation evidencing the ownership of the number of Units specified substantially in the form above recited, representing the ownership of those Units. The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed in writing by the Depositor, at any time when the Depositor is the only beneficial holder of Units, which revised number of Units shall be recorded by the Trustee on its books. The Trustee shall be entitled to rely on the Depositor's direction as certification that no person other than the Depositor has a beneficial interest in the Units and the Trustee shall have no liability to any person for action taken pursuant to such direction. The Trustee hereby agrees that on the date of any Notice of Deposit of Additional Securities from the Depositor to the Trustee, it shall acknowledge that the additional Securities identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Securities so deposited, and shall, if so requested, execute documentation substantially in the form above recited representing the ownership of an aggregate number of those Units. In the event that the Depositor determines that the actual Percentage Ratio is different from the original Percentage Ratio established on the Initial Date of Deposit, additional Securities may be deposited in the Trust only in the original Percentage Ratio or as nearly as is practicable to the original Percentage Ratio.

    (b) Under the terms and conditions of the Indenture and the Trust Agreement and at such times as are permitted by the Trustee, Units may also be held in uncertificated form. Unit holders may elect to have their Units held in uncertificated form by surrendering their Certificate to the Trustee for cancellation. At such time, an appropriate notation will be made in the registration book of the Trustee to indicate that the Units formerly evidenced by such cancelled Certificate are Units held in uncertificated form. The Trustee shall, at the request of the holder of any Units held in uncertificated form, issue a new Certificate to evidence such Units and at such time make an appropriate notation in the registration books of the Trustee. Certificates, if requested, will be issued in denominations of one Unit, or any multiple thereof, subject to the Trust Fund's minimum investment requirements. The rights set forth in this Indenture of any holder of Units held in uncertificated form shall be the same of those of any other Unit holder.

Section 2.04. Form of Certificates. Each Certificate referred to in Section 2.03 is, and each Certificate hereafter issued shall be, in substantially the form hereinabove recited, numbered serially for identification, in fully registered form, transferable only on the books of the Trustee as herein provided, executed manually by an authorized officer of the Trustee and in facsimile by the President or one of the Vice Presidents of the general partner of the Depositor and dated the date of execution and delivery by the Trustee.

Section 2.05. Letter of Credit. The Trustee shall not accept any Letter of Credit under this Indenture unless the stated expiration date of the Letter of Credit is at least thirty days from the respective date of deposit of Contract Obligations pursuant to Section 2.01(a) or 2.01(b). The Trustee is authorized to downpost the amount available under the Letter of Credit, if any, deposited by the Depositor by an amount equal to the purchase price of Contract Obligations representing Securities delivered to the Trust on the date of delivery of such Securities.

Section 2.06. Separate Trusts. The Trusts created by this Indenture are separate and distinct trusts for all purposes and the assets of one Trust may not be commingled with the assets of any other nor shall the expenses of any Trust be charged against the expenses of any other. The Certificates representing the ownership of an undivided fractional interest in one Trust shall not be exchangeable for certificates representing the ownership of an undivided fractional interest in any other.


                           ARTICLE III

                     Administration of Fund

Section 3.01. Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the conclusion of the period of time during which a Trust's organization expenses will be included in the Public Offering Price of Units (the "Organization Expense Period"), as set forth in the Prospectus for a Trust (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor's reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the conclusion of the Organization Expense Period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the conclusion of the Organization Expense Period. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under
Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to extent practicable, in the percentage ratio then existing. The reimbursement provided for in this Section shall be for the account of the Unit holders of record at the conclusion of the Organization Expense Period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement of Net Assets of the Trust included in the Prospectus not later than the expiration of the Delivery Period and the Depositor's obligation to make such delivery shall be
secured   by   the  letter  of  credit  deposited   pursuant   to
Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this
Section 3.01 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the conclusion of the Organization Expense Period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unit holder redeems Units prior to the conclusion of the Organization Expense Period, the Trustee shall pay to the Unit holder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently
communicated  to  the  Trustee  by  the  Depositor  pursuant   to
Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

Section 3.02. Income Account. The Trustee shall collect the dividends or other like cash distributions on the Securities in each Trust as such becomes payable (including all monies representing penalties for the failure to make timely payments on the Securities, or as liquidated damages for default or breach of any condition or term of the Securities or of the underlying instrument relating to any Securities and other income attributable to a Failed Contract Obligation for which no Replacement Security has been obtained pursuant to Section 3.12 hereof) and credit such income to a separate account for each Trust to be known as the "Income Account."

     Any non-cash distributions (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Trust) received by a Trust shall be dealt with in the manner described at Section 3.11, herein, and shall be retained or disposed of by such Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of a Trust. Neither the Trustee nor the
Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

Section 3.03. Principal Account. All monies received by the Trustee in respect of the Securities, other than amounts credited to the Income Account, shall be credited to a separate account to be known as the "Principal Account" (except for monies deposited by the Depositor or monies pursuant to draws on the Letter of Credit for purchase of Securities or Contract Obligations pursuant to Section 2.01, which shall be separately held in trust by the Trustee for such purpose and shall not be credited to the Principal Account except as provided in Section 2.01(d)).

Section 3.04. Reserve Account. From time to time, the Trustee shall withdraw from the cash on deposit in the Income Account or the Principal Account of the appropriate Trust such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of the Trust. Such amounts so withdrawn shall be credited to a separate account for each Trust which shall be known as the "Reserve Account." The Trustee shall not be required to distribute to the Unit holders any of the amounts in the Reserve Account; provided, however, that if it shall, in its sole discretion, determine that such amounts are no longer necessary for the payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the account from which withdrawn, or if the Trust shall have terminated or shall be in the process of termination, the Trustee shall distribute same in accordance with Section 8.02(d) to each Unit holder such holder's interest in the Reserve Account.

Section 3.05. Deductions and Distributions.

     (I) On or immediately after each Record Date, the Trustee shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.04 and shall then with respect to each
Trust:

          (a) deduct from the Income Account or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04;

          (b) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to First Trust Advisors, L.P. the amount that it is entitled to receive pursuant to Section 4.03; and

          (c) deduct from the Income Account or, to the extent funds are not available in such Account, from the Principal Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.08, as certified to by the Depositor.

   (II) (a) On each Distribution Date, the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's Income Distribution (as defined below), plus such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I, provided, however, that the Trustee shall not be required to make a distribution from the Capital Account unless the amount available for distribution shall equal $1.00 per 100 Units.

     Each Trust shall provide the following distribution elections: (1) distributions to be made by check mailed to the post office address of the Unit holder as it appears on the registration books of the Trustee, or (2) if provided for in the Prospectus for a Trust, the following reinvestment option:

          The Trustee will, for any Unit holder who provides the Trustee written instruction, properly executed and in form satisfactory to the Trustee, received by the Trustee no later than its close of business ten business days prior to a Record Date (the "Reinvestment Notice Date"), reinvest such Unit holder's distribution from the Income and Capital Accounts in Units of the Trust, purchased from the Depositor, to the extent the Depositor shall make Units available for such purchase, at the Depositor's offering price as of the third business day prior to the following Distribution Date, and at such reduced sales charge as may be described in the prospectus for the Trusts. If, for any reason, the Depositor does not have Units of the Trust available for purchase, the Trustee shall distribute such Unit holder's distribution from the Income and Capital
     Accounts in the manner provided in clause (1) of the preceding paragraph. The Trustee shall be entitled to rely on a written instruction received as of the Reinvestment Notice Date and shall not be affected by any subsequent notice to the contrary. The Trustee shall have no responsibility for any loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

     Any Unit holder who does not effectively elect reinvestment in Units of their respective Trust pursuant to the preceding paragraph shall receive a cash distribution in the manner provided in clause (1) of the second preceding paragraph.

    II. (b) For purposes of this Section 3.05, the Unit holder's Income Distribution shall be equal to such Unit holder's pro rata share of the cash balance in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (i) the fees and expenses then deductible pursuant to Section 3.05.I. and (ii) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates.

   (c) On each Distribution Date the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in subsection I.

   (d) The amount to be so distributed to each Unit holder shall be that pro rata share of the balance of the Income and Principal Accounts, computed as set forth herein, as shall be represented by the Units registered in the name of such Unit holder. In the computation of each such pro rata share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Income Account or the Principal Account shall be held in the same manner as other amounts subsequently deposited in each of such accounts, respectively.

    (e) Principal and other income attributable to Contract Obligations which the Depositor shall have declared by written notice to the Trustee to be Failed Contract Obligations for which Replacement Securities are not to be substituted pursuant to
Section 3.12 hereof shall be distributed to Unit holders of record as of the close of business on the Record Date next following the failure of consummation of such purchase and shall be distributed not more than 120 days after the receipt of such notice by the Trustee or at such earlier time in such manner as the Trustee in its sole discretion deems to be in the best interest of Unit holders.

    (f) For the purpose of distributions as herein provided, the Unit holders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any Unit holder of record. Nothing herein shall be construed to prevent the payment of amounts from the Income Account and the Principal Account to individual Unit holders by means of one check, draft or other instrument or device provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.06 hereof.

Section 3.06. Distribution Statements. With each distribution from the Income or Principal Accounts of a Trust, the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account, expressed as a dollar amount per Unit of such Trust. The Trustee shall also furnish each Unit holder with a change of address form as part of each statement. Within a reasonable period of time after the last business day of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Unit holder of a Trust a statement setting forth, with respect to such calendar year and with respect to such Trust:

         (A)   as to the Income Account:

               (1) the amount of income received or accrued on the Securities (including amounts received as a portion of the proceeds of any disposition of Securities);

               (2) the amounts paid from the Income Account for purchases of Securities pursuant to Section 3.12 and for redemptions pursuant to Section 5.02;

               (3) the deductions from the Income Account for payment into the Reserve Account;

               (4) the deductions for applicable taxes and fees and expenses of the Trustee, the Evaluator, the
          Portfolio Supervisor, counsel, auditors and any expenses paid by the Trust pursuant to Section 3.05;

                (5) the amounts reserved for purchases of Contract Obligations or for purchases made pursuant to
          Section 3.12; and

                 (6) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per 100 Units outstanding on the last Business Day of such calendar year;

         (B)   as to the Principal Account:

                (1)     the   date  of  principal  payments   and
          prepayments due to sale, maturity, redemption, liquidation or disposition of any of the Securities and the net proceeds received therefrom, separately stating amounts attributable to short-term capital gains excluding any portion thereof credited to the Income Account;

              (2) the deductions from the Principal Account, if any, for payment of applicable taxes and fees and expenses of the Trustee, the Evaluator, the Portfolio Supervisor, counsel, auditors and any expenses paid by the Trust under Section 3.05;

               (3) the amount paid for purchases of Securities pursuant to Section 3.12 and for redemptions pursuant to Section 5.02;

              (4) the deductions from the Principal Account for payments into the Reserve Account;

                (5) the amounts reserved for purchases of Contract Obligations or for purchases made pursuant to
          Section 3.12; and

                 (6) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per 100 Units outstanding on the last Business Day of such calendar year; and

         (C)   the following information:

               (1)   a list of Securities as of the last Business
          Day of such calendar year and a list which identifies all Securities sold or other Securities acquired during such calendar year, if any;

               (2)    the number of Units outstanding on the last
          Business Day of such calendar year;

               (3)    the  Unit Value as defined in Section  5.01
          based  on  the last Trust Fund Evaluation  pursuant  to
          Section 5.01 made during such calendar year; and

              (4) the amounts actually distributed or which are otherwise attributable to Unit holders during such calendar year from the Income and Principal Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per 100 Units outstanding on the Record Dates for such distributions and the status of such distributions for federal income tax purposes.

Section 3.07. Sale of Securities. If necessary, in order to maintain the sound investment character of a Trust, the Depositor may direct the Trustee to sell or liquidate Securities in such Trust at such price and time and in such manner as shall be determined by the Depositor, provided that the Depositor has determined with the advice of the Portfolio Supervisor, if appropriate, that any one or more of the following conditions exist:

          (a) that there has been a default on any of the Securities in the payment of dividends, after declared and when due and payable;

          (b) that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of dividends on any such Securities, or that there exists any legal question or impediment affecting such Securities or the payment of dividends from the same;

          (c) that there has occurred any breach of covenant or warranty in any document relating to the issuer of the Securities which would adversely affect either immediately or contingently the payment of dividends from such Securities, or the general credit standing of the issuer or otherwise impair the sound investment character of such Securities;

          (d)    that there has been a default in the payment  of
     dividends, principal of or income or premium, if any, on any
     other   outstanding  obligations  of  the  issuer  of   such
     Securities;

         (e) that the price of any such Securities had declined to such an extent or other such credit factors exist so that in the opinion of the Depositor, as evidenced in writing to the Trustee, the retention of such Securities would be detrimental to the Trust Fund and to the interest of the Unit holders;

          (f) that all of the Securities in the Trust Fund will be sold pursuant to termination of the Trust pursuant to
     Section 8.02 hereof;

          (g) that such sale is required due to Units tendered for redemption;

          (h) that the sale of Securities is necessary or advisable in order to maintain the qualification of the Trust as a "regulated investment company" in the case of a Trust which has elected to qualify as such; and

         (i) that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Sponsor the sale or tender of the Security is in the best interest of the Unit holders.

     Upon receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell or liquidate the specified Securities in accordance with such direction, and upon the receipt of the proceeds of any such sale or liquidation, after deducting therefrom any fees and expenses of the Trustee connected with such sale or liquidation and any brokerage charges, taxes or other governmental charges shall deposit such net proceeds in the Principal Account.

     The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell or liquidate any Securities under this Section 3.07 except to the extent otherwise required by Section 3.09 of this Indenture.

Section 3.08. Counsel. The Depositor may employ from time to time, as it deems necessary or desirable, a firm of attorneys for any legal services which may be required in connection with the Securities, including any advice as to whether any Securities constitute Restricted Securities and any legal matters relating to the possible disposition or acquisition of any Securities pursuant to any provisions hereof or for any other reasons deemed advisable by the Depositor or the Trustee, in their discretion. The fees and expenses of such counsel may, at the discretion of the Depositor, be paid by the Trustee from the Income Account and Principal Account as provided for in Section 3.05(I)(c) hereof.

Section 3.09. Notice and Sale by Trustee. If at any time the principal stated value or par value of or income from any of the Securities shall be in default and not paid or provision for payment thereof shall not have been duly made, the Trustee shall notify the Depositor thereof. If within thirty days after such notification the Depositor has not given any instruction to sell or hold or has not taken any other action in connection with such Securities, the Trustee shall sell such Securities forthwith, and neither the Depositor nor the Trustee shall be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

Section 3.10. Liability of Depositor. The Depositor shall be under no liability to the Unit holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, counsel or any other persons pursuant to this Indenture and in furtherance of its duties.

Section 3.11. Notice to Depositor. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Securities deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to insure that the Securities are voted as closely as possible in the same manner and the same general proportion as are the Securities held by owners other than such Trust.

     In  the  event  that an offer by the issuer of  any  of  the
Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in Section 3.05 regarding distributions from the Capital Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

     Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.11.

     Whenever new securities or property is received and retained by a Trust pursuant to this Section 3.11, the Trustee shall provide to all Unit holders of such Trust notices of such acquisition in the Trustee's annual report unless prior notice is directed by the Depositor.

Section 3.12. Replacement Securities. In the event that any contract to purchase any Contract Obligation is not consummated in accordance with its terms (a "Failed Contract Obligation"), the Depositor may instruct the Trustee in writing to purchase a replacement security as defined herein which has been selected by the Depositor (the "Replacement Security"). Purchases of
Replacement Securities (the "New Securities") will be made subject to the conditions set forth below:

           (a) The New Securities shall be Securities as originally selected for deposit in that Series of the Trust;

          (b) The purchase of the New Securities shall not adversely affect the federal income tax status of the Trust;

         (c) The purchase price of the New Securities shall not exceed the total amount of cash deposited, or the amount drawn under the Letter of Credit deposited, by the Depositor at the time of the deposit of the Failed Contract Obligation;

          (d)    The written instructions of the Depositor  shall
     (i) identify the New Securities to be purchased, (ii) state that the contract to purchase, if any, to be entered into by the Trustee is satisfactory in form and substance and
     (iii) state that the foregoing conditions of clauses (a) through (d) have been satisfied with respect to the New Securities; and

          (e) The New Securities shall be purchased within thirty days after the deposit of the Failed Contract
     Obligation.

     Upon satisfaction of the foregoing conditions with respect to any New Securities which shall be certified by the Depositor in the written instruction to the Trustee identifying the New Securities, the Trustee shall enter into the contract to purchase such New Securities and take all steps reasonably necessary to complete the purchase thereof. Whenever a New Security is acquired by the Trustee pursuant to the provisions of this Section, the Trustee will, as agent for the Depositor, not later than five days after such acquisition, mail to each Unit holder a notice of such acquisition, including an identification of the Securities eliminated and the Securities acquired. Amounts in respect of the purchase price thereof on account of principal shall be paid out of and charged against the cash deposited, or the amounts drawn under the Letter of Credit deposited, by the Depositor at the time of the deposit of the Failed Contract Obligation. In the event the Trustee shall not consummate any purchase of New Securities pursuant to this Section 3.12, funds held for such purchase shall be distributed in accordance with
Section 2.01(d). Any excess of the purchase price of a Failed Contract Obligation over the purchase price of its corresponding Replacement Security shall be refunded to the Depositor. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to, or any failure to make any purchase authorized by, this Section 3.12. The Depositor shall not be liable for any failure to instruct the Trustee to purchase any New Securities, nor shall the Trustee or Depositor be liable for errors of judgment in respect to this Section 3.12; provided, however, that this provision shall not protect the Depositor or the Trustee against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

Section  3.13. Deferred Sales Charge.  If the prospectus  related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus (the "Deferred Sales Charge Payment Dates"), withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to or on the order of the Depositor on such Deferred Sales Charge Payment Dates (the "Deferred Sales Charge Account"). If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the deferred sales charge shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the deferred sales charge (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Deferred Sales Charge Account. If a Unit holder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus and, except for situations in which the Trust Fund Evaluation determined as provided in Section 5.01 hereof has been reduced by the amount of any unpaid accrued deferred sales charge, on the Redemption Date, withhold from the Redemption Price payable to such Unit holder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated for reasons other than that set forth in Section 6.01(g), the Trustee shall, if so provided in the related Prospectus on the termination of the Trust, withhold from the proceeds payable to Unit holders an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated pursuant to Section 6.01(g), the
Trustee shall not withhold from the proceeds payable to Unit holders any amounts of unpaid deferred sales charges. If pursuant to Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unit holder the amount specified under Section 5.02, which amount, except for situations in which the Trust Fund

Evaluation determined as provided in Section 5.01 hereof has been reduced by the amount of any unpaid accrued deferred sales charge, shall be reduced by the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unit holders. If the related Prospectus provides that the deferred sales charge shall accrue on a daily basis, the "unpaid portion of the deferred sales charge" as used in this paragraph shall mean the accrued and unpaid deferred sales charge as of the date of redemption or termination, as appropriate. The Depositor represents that the price paid by any Unit holder for Units acquired through reinvestment of Trust distributions will be reduced by the aggregate amount of unpaid deferred sales charge at the time of the purchase to off set any subsequent collection by the Depositor of deferred sales charge in respect of the Units so acquired.

Section 3.14. Creation and Development Fee. If the Prospectus related to the Trust specifies a creation and development fee, the Trustee shall, at the conclusion of the primary offering period for a Trust, as certified by the Depositor to the Trustee withdraw from the Capital Account, an amount equal to the entire creation and development fee and credit such amount to a special non-Trust account designated by the Depositor out of which the creation and development fee will be distributed to the Depositor (the "Creation and Development Account"). The payment provided for in this section shall be for the account of Unit holders of record at the conclusion of the primary offering period and shall have no effect on the net asset value of Trust Units prior to such date. If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Creation and Development Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the creation and development fee shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the creation and development fee (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Creation and Development Account. If the Trust is terminated pursuant to
Section 6.01(g), the Depositor agrees to reimburse Unit holders for any amounts of the Creation and Development Fee collected by the Depositor to which it is not entitled. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of Unit holders. The Depositor agrees to reimburse the Trust and any Unit holder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules.

Section 3.15. Foreign Currency Exchange. Unless the Depositor shall otherwise direct, whenever funds are received by the Trustee in foreign currency, upon the receipt thereof or, if such funds are to be received in respect of a sale of Securities, concurrently with the contract of the sale for the Security (in the latter case the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security), the Trustee shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars pursuant to the instruction of the Depositor. The Trustee shall have no liability for any loss or depreciation resulting from action taken pursuant to such instruction.

                           ARTICLE IV

     Evaluation of Securities; Compensation for Evaluation;
            Portfolio Supervision and Bookkeeping and
               Administrative Services; Succession

Section 4.01. Evaluation of Securities. (a) First Trust Advisors, L.P., acting in its capacity as Evaluator, shall determine separately, shall promptly furnish to the Trustee, and shall furnish to the Depositor upon request, the value of each issue of Securities (including Contract Obligations) (the "Evaluation") as of the close of trading on the New York Stock Exchange (generally 4:00 p.m. Eastern time) (the "Evaluation Time") (i) on each Business Day during the period in which the Units are being offered for sale to the public and (ii) on any other day on which a Trust Fund Evaluation is to be made pursuant to Section 5.01 or which is requested by the Depositor or the Trustee. As part of the Trust Evaluation, the Evaluator shall determine separately and promptly furnish to the Trustee, and to the Depositor upon request, the Evaluation of each issue of Securities initially deposited in the Trust on the Initial Date of Deposit. The Evaluator's determination of the offering prices of the Securities on the Initial Date of Deposit shall be included in Schedule A attached to the Trust Agreement.

   (b)  During the initial offering period, namely, from the date
of   effectiveness  of  the  Registration  Statement  under   the
Securities Act of 1933 relating to the Units to and including the day which is designated in writing by the Depositor to the Trustee and Evaluator as the conclusion of such period, such
Evaluation  shall  be  made  in the  following  manner:   if  the
Securities are listed on a national or foreign securities exchange or The Nasdaq Stock Market, such Evaluation shall generally be based on the closing sale price on the exchange or system which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are
listed   thereon   (unless  the  Evaluator   deems   such   price
inappropriate as a basis for evaluation), or if there is no closing sale price on such exchange or system, at the closing ask prices. For purposes of valuing Securities traded on The Nasdaq Stock Market, closing sale price shall mean the Nasdaq Official
Closing  Price  ("NOCP")  as  determined  by  Nasdaq.    If   the
Securities are not so listed or, if so listed and the principal market therefor is other than on an exchange, the Evaluation shall generally be based on the current ask price on the over-the-
counter   market   (unless  the  Evaluator   deems   such   price
inappropriate as a basis for evaluation). If current ask prices are unavailable, the evaluation is generally determined (a) on the basis of current ask prices for comparable securities, (b) by appraising the value of the Securities on the ask side of the market, or (c) any combination of the above. If such prices are in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates, unless the Security is in the form of an American Depositary Share or Receipt, in which case the Evaluations shall be based upon the U.S. dollar prices in the market  for  American Depositary Shares or Receipts  (unless  the
Evaluator  deems  such  prices  inappropriate  as  a  basis   for
evaluation).  As used herein, the closing sale price is deemed to
mean   the  most  recent  closing  sale  price  on  the  relevant securities exchange immediately prior to the Evaluation Time. For each Evaluation, the Evaluator shall also confirm and furnish to the Trustee and the Depositor, on the basis of the information furnished to the Evaluator by the Trustee as to the value of all Trust assets other than Securities, the calculation of the Trust Fund Evaluation to be computed pursuant to Section 5.01. For the purposes of the foregoing, the Evaluator may obtain current prices for the Securities from investment dealers or brokers
(including the Depositor) that customarily deal in similar securities.

    (c) After the initial offering period and both during and after the initial offering period, for purposes of the Trust Fund Evaluations required by Section 5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in Section 4.01(b), on the basis of current bid prices for Zero Coupon Obligations (if any), the bid side value of the relevant currency exchange rate expressed in U.S. dollars and, except in those cases in which the Securities are listed on a national or foreign securities exchange or The Nasdaq Stock Market and the closing sale prices are utilized, on the basis of the current bid prices of the Equity Securities. In addition, the Evaluator shall reduce the Evaluation of each Security by the amount of any liquidation costs (other than brokerage costs incurred on any national securities exchange) and any capital gains or other taxes which would be incurred by the Trust upon the sale of such Security, such taxes being computed as if the Security were sold on the date of the Evaluation.

Section 4.02. Information for Unit Holders. For the purpose of permitting Unit holders to satisfy any reporting requirements of applicable federal or state tax law, First Trust Advisors, L.P., acting in its capacity as Evaluator, shall make available to the Trustee and the Trustee shall transmit to any Unit holder upon request any determinations made by it pursuant to Section 4.01.

Section 4.03. Compensation for Services Provided. As compensation for providing portfolio supervisory services in its capacity as Portfolio Supervisor, evaluation services in its capacity as Evaluator, and for providing bookkeeping and other administrative services to the Trust of a character described in
Section 26(a)(2)(C) of the Investment Company Act of 1940, and to the extent that such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee, First Trust Advisors, L.P. shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in Part II of the Trust Agreement for the Trust, calculated based on the largest number of Units outstanding during the calendar year, except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which First Trust Advisors, L.P. provides services described herein during less than the whole of such year). Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received for such services rendered to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to First Trust Advisors, L.P. of supplying such services in such year. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase after the date hereof in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from First Trust Advisors, L.P., which shall constitute the representation by First Trust Advisors, L.P. that the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by First Trust Advisors, L.P. of providing portfolio supervisory, evaluation and bookkeeping and administrative services hereunder was not less than the compensation claimed, upon which representation the Trustee may conclusively rely.
Such compensation shall be charged against the Income and/or Capital Accounts in accordance with Section 3.05.

     If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this
Section   4.03,  the  Trustee  shall  have  the  power  to   sell
(i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 4.03.

     Any moneys payable to First Trust Advisors, L.P. pursuant to this Section 4.03 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of
Section 6.04 herein.

Section  4.04.  Liability  of the Evaluator.   The  Trustee,  the
Depositor and the Unit holders may rely on any Evaluation furnished by First Trust Advisors, L.P., acting in its capacity as Evaluator, and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall  be  made  in  good  faith  upon  the  basis  of  the  best information available to it. The Evaluator shall be under no liability to the Trustee, the Depositor or the Unit holders for errors in judgment; provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

Section 4.05. Resignation and Removal of Portfolio Supervisor and/or Evaluator and/or Provider of Bookkeeping Services Described in Section 4.03; Successor. (a) First Trust Advisors, L.P. and any successor appointed as hereafter provided, in its capacity as Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping services described in Section 4.03, may resign and be discharged hereunder by executing an instrument of resignation in writing and filing the same with the Depositor and the Trustee, not less than sixty days before the date specified in such instrument when, subject to Section 4.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Trustee shall use their best efforts to appoint a successor to act in the capacity as to which the resignation applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the resigning party and one copy to the successor. The Depositor or the Trustee may remove the Evaluator and/or Portfolio Supervisor and/or party performing bookkeeping and administrative services at any time upon thirty days' written notice and appoint a successor to act in the capacity to which the removed applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Trustee, provided, however, that so long as First Trust Portfolios, L.P. is acting as Depositor, the Trustee shall have no power to remove any affiliate of the Depositor who may be acting in any such capacity or capacities. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the party removed and one copy to its successor. Notice of such resignation or removal and appointment of a successor shall be mailed by the Trustee to each Unit holder then of record.

    (b) Any successor evaluator and/or successor portfolio supervisor and/or provider of bookkeeping and administrative services described in Section 4.03, as appropriate, appointed hereunder, shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named herein and shall be bound by all the terms and conditions of this Indenture.

    (c) In case at any time the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 shall resign and no successor shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor and the Trustee, the resigning party may forthwith apply to a court of competent jurisdiction for the appointment of a successor. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor.

   (d) Any corporation into which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 hereunder shall be a party, shall be the successor under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, notwithstanding anything to the contrary contained herein or in any agreement relating to such merger or consolidation by which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 may seek to retain certain powers, rights and privileges for any period of time following such merger or consolidation.

    (e)   Any  resignation  or removal of  the  Evaluator  and/or
Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 shall become effective upon acceptance of appointment by the successor as provided in subsection (b) hereof.


                            ARTICLE V

   Evaluation, Redemption, Purchase, Transfer, Interchange or
                      Replacement of Units

Section 5.01. Trust Evaluation. As of the Evaluation Time (i) on the last Business Day of each year, (ii) on the day on which any Unit is tendered for redemption and (iii) on any other day desired by the Trustee or requested by the Depositor, the Trustee shall: Add (1) all monies on deposit in the Trust (excluding
(a) cash, cash equivalents or letters of credit deposited pursuant to Section 2.01 hereof for the purchase of Securities or Contract Obligations, unless such cash or letters of credit have been deposited in the Income and Principal Accounts because of failure to apply such monies to the purchase of Securities or Contract Obligations pursuant to the provisions of Sections 2.01,
3.02 and 3.03 hereof and excluding (b) monies credited to the Reserve Account pursuant to Section 3.04 hereof), plus (2) the aggregate Evaluation of all Securities (including Contract Obligations) on deposit in the Trust as is determined by the Evaluator (such Evaluation to be made on the basis of the aggregate underlying value of the Securities as determined in
Section 4.01(b) for the purpose of computing redemption value of Units as set forth in Section 5.02 hereof), plus (3) all other income from the Securities (including dividends receivable on the Securities trading ex-dividend as of the date of such valuation)

Page 26

as of the close of business on the date of such Evaluation together with all other assets of the Trust. For each such Evaluation there shall be deducted from the sum of the above
(i) amounts representing any applicable taxes or governmental charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing estimated accrued expenses of such Trust including but not
limited  to  unpaid  fees  and  expenses  of  the  Trustee,   the

Evaluator, the Portfolio Supervisor, the Depositor and counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of Evaluation, (iii) amounts representing unpaid accrued organization costs, (iv) if the Prospectus for a Trust provides that the creation and development fee, if any, accrue on a daily basis, amounts representing unpaid accrued creation and development fees, (v) if the Prospectus for a Trust provides that the deferred sales charge shall accrue on a daily basis, amounts representing unpaid accrued deferred sales charge, and (vi) any monies identified by the Trustee, as of the date of the Evaluation, as held for distribution to Unit holders of record as of a Record Date or for payment of the Redemption Value of Units tendered prior to such date. The resulting figure is herein called a "Trust Fund Evaluation." Prior to the payment to the Depositor of its reimbursable organization costs to be made at the conclusion of the Organization Expense Period in accordance with Section 3.01, for purposes of determining the Trust Fund Evaluation under this Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trustee in writing of a revised estimated amount per Unit representing unpaid accrued organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organization costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not effect calculations made prior thereto and no adjustment shall be made in respect thereof. The value of the pro rata share of each Unit of the respective Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value." Amounts receivable by the Trust in a foreign currency shall be reported to the Evaluator who shall convert the same to U.S. dollars based on current exchange rates, in the same manner as provided in Section 4.01(b) or 4.01(c), as applicable, for the conversion of the valuation of foreign Equity Securities, and the Evaluator shall report such conversion with each Evaluation made pursuant to Section 4.01.

     For  each  day on which the Trustee shall make a Trust  Fund
Evaluation  it  shall also determine "Unit Value" for  such  day.
Such "Unit Value" shall be determined by dividing said Trust Fund
Evaluation by the number of Units outstanding on such day.

     The Depositor is authorized to obtain from The NASDAQ Stock Market, Inc. ("NASDAQ") Mutual Fund Quotation Service ("MFQS") a unit investment trust ticker symbol for a Trust and to contract with NASDAQ for the dissemination of the Trust Fund Evaluation computed by the Trustee pursuant to Section 5.01 of the Standard Terms and Conditions of Trust through the MFQS, provided, however, that no such contract shall affect the Trustee's duties or liabilities without its prior consent. When and as directed by the Depositor, the Trustee shall cause the Trust Fund Evaluation to be communicated to MFQS for such purpose. The Depositor and Trustee shall be reimbursed from the respective Trust for any cost or expense incurred in connection with the obtaining of the ticker symbol and the communication to MFQS and its dissemination of the Trust Fund Evaluation. Neither the Depositor nor the Trustee shall be liable for any error, omission or other action of NASDAQ in connection with the dissemination of the Trust Fund Evaluation, and the Depositor and the Trustee shall be indemnified by the respective Trust and held harmless against any loss, liability, claim or expense resulting from any error, omission or other action of NASDAQ. In no event shall the Trustee be liable to any person for special, indirect, or consequential damages of any kind whatsoever resulting from or in connection with the dissemination of the Trust Fund Evaluation through MFQS whether or not the Trustee has been advised as to the possibility of such damages and regardless of the form of action in which any such claim for damages may be made.

Section 5.02. Redemptions by Trustee; Purchases by Depositor. Any Certificate evidencing a Unit or Units tendered for redemption by a Unit holder or his duly authorized attorney to the Trustee at its corporate trust office in the City of New York, or any Unit in uncertificated form tendered by means of an appropriate request for redemption in form approved by the Trustee shall be paid by the Trustee on the seventh calendar day following the day on which tender for redemption is made in proper form, provided that if such day of payment is not a Business Day, then such payment shall be on the first Business Day prior thereto (being herein called the "Settlement Date"). Subject to the next succeeding paragraph and subject to payment by such Unit holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment of cash equivalent to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with
Section 5.01 determined by the Trustee on the date of tender, multiplied by the number of Units tendered for redemption (herein called the "Redemption Value"), or if the Unit holder wishes to redeem a number of Units less than all those so tendered, multiplied by the number of Units so designated by such Unit holder for redemption. Units received for redemption by the Trustee on any day after 4:00 p.m. Eastern time will be held by the Trustee until the next day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at the Redemption Value computed on that day.

     The portion of the Redemption Value which represents income shall be withdrawn from the Income Account to the extent available. The balance paid on any Redemption Value, including income not paid from the Income Account, if any, shall be withdrawn from the Principal Account to the extent that funds are available for such purpose. If such available funds shall be insufficient, the Trustee shall sell such Securities as have been designated on the current list for such purpose by the Portfolio Supervisor, as hereinafter in this Section 5.02 provided, in amounts as the Trustee in its discretion shall deem advisable or necessary in order to fund the Principal Account for purposes of such redemption. Sale of Securities by the Trustee shall be made in such manner as the Trustee shall determine will bring the best price obtainable for the Trust, subject to any limitations as to the minimum amount of Securities to be sold specified in the Trust Agreement. In the event that either (i) funds are withdrawn from the Principal Account and are applied to the payment of income upon any redemption of Units or (ii) Securities are sold for the payment of the Redemption Value and any portion of the proceeds of such sale is applied to the payment of income upon such redemption, then, in either such event, the Principal Account shall be reimbursed therefor at such time as sufficient funds may be next available in the Income Account for such purpose.

     Notwithstanding anything herein to the contrary, in the event that any tender of Units pursuant to this Section 5.02 would result in the disposition by the Trustee of less than a whole Security, the Trustee shall distribute cash in lieu thereof and sell such Securities as directed by the Sponsors as required to make such cash available.

     Subject to the restrictions set forth in the Prospectus of a Trust, Unit holders of a Trust who redeem that minimum number of Units of a Trust set forth in Part II of the Trust Agreement may request a distribution in kind of (i) such Unit holder's pro rata portion of each of the Securities listed on a U.S. securities exchange ("U.S. listed securities") in such Trust, in whole shares, and (ii) cash equal to such Unit holder's pro rata portion of the Income and Capital Accounts as follows: (x) a pro rata portion of the net proceeds of sale of the non U.S. listed Securities and Securities representing any fractional shares included in such Unit holder's pro rata share of the Securities and (y) such other cash as may properly be included in such Unit holder's pro rata share of the sum of the cash balances of the Income and Principal Accounts in an amount equal to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee on the date of tender less amounts determined in clauses (i) and (ii)(x) of this Section. Subject to Section 5.05 with respect to
Rollover Unit holders, to the extent possible, distributions of Securities pursuant to an in kind redemption of Units shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder's bank or broker-dealer at the Depository Trust Company. Any distribution in kind will be reduced by customary transfer and registration charges.

     The Trustee may in its discretion, and shall when so directed by the Depositor in writing, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Value for more than seven calendar days following the day on which tender for redemption is made (i) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (ii) for any period during which an emergency exists as a result of which disposal by such Trust of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities; or
(iii) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

     Not later than 4:00 p.m. Eastern time on the day of tender of any Certificate or Certificates for redemption by a Unit holder other than the Depositor, the Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Certificate(s) or Unit(s) by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to 4:00 p.m. Eastern time on the day on which such Certificate(s) or Unit(s) were tendered for redemption. Such purchase shall be made by payment by the Depositor to the Unit holder on the Settlement Date of an amount not less than the Redemption Value which would otherwise be payable by the Trustee to such Unit holder. So long as the Depositor maintains a bid in the secondary market, the Depositor may repurchase the Units tendered to the Trustee for redemption but shall be under no obligation to maintain any bids and may, at any time while so maintaining such bids, cease to do so immediately at any time or from time to time without notice.

     Any Unit or Units so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the Unit Investment Trust office of the Trustee in the manner provided in the first paragraph of this Section 5.02.

     Notwithstanding   the   foregoing   provisions    of    this
Section 5.02, the Trustee is hereby irrevocably authorized in its discretion, in the event that the Depositor does not purchase any Units tendered to the Trustee for redemption, or in the event that a Unit is being tendered by the Depositor for redemption, in lieu of redeeming Units, to sell Units in the over-the-counter market through any broker-dealer of its choice for the account of the tendering Unit holder at prices which will return to the Unit holder an amount in cash, net after deducting brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Value which such Unit holder would otherwise be entitled to receive on redemption pursuant to this
Section 5.02. The Trustee shall pay to the Unit holder the net proceeds of any such sale on the day on which such Unit holder would otherwise be entitled to receive payment of the Redemption Value hereunder.

     The Depositor shall maintain with the Trustee a current list of Securities designated to be sold for the purpose of funding the Principal Account for redemption of Units tendered for redemption and, to the extent necessary, for payment of expenses under this Indenture. In connection therewith, the Depositor may specify in the Trust Agreement the minimum principal amounts of any Securities to be sold at any one time. If the Depositor shall for any reason fail to maintain such a list, the Trustee may in its sole discretion designate a current list of Securities for such purposes. The net proceeds of any sale of Securities from such list representing income shall be credited to the Income Account and then disbursed therefrom for payment of expenses and payments to Unit holders required to be paid under this Indenture. Any balance remaining after such disbursements shall remain credited to the Principal Account.

     Neither  the  Depositor nor the Trustee shall be  liable  or responsible  in  any  way for depreciation or  loss  incurred  by
reason   of  any  sale  of  Securities  made  pursuant  to   this
Section 5.02.

     Certificates  evidencing  Units redeemed  pursuant  to  this
Section 5.02 shall be cancelled by the Trustee and the Unit or Units evidenced by such Certificates shall be terminated by such redemptions. In the event that a Certificate shall be tendered representing a number of Units greater than those requested to be redeemed by the Unit holder, the Trustee shall issue to such Unit holder unless such Unit holder requests such Units be uncertificated, upon payment of any tax or charges of the character referred to in the second paragraph of Section 5.03, a new Certificate evidencing the Units representing the balance of the Certificate so tendered and not redeemed.

Section 5.03. Transfer or Interchange of Units. Units may be transferred by the registered holder thereof by presentation and surrender of such Certificate or Certificates evidencing Units at the corporate trust office of the Trustee, properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Unit holder or his authorized attorney, whereupon new Units or, if requested, a new registered Certificate or Certificates for the same number of Units of the same Trust executed by the Trustee and the
Depositor will be issued in exchange and substitution therefor and Units surrendered shall be cancelled by the Trustee. The registered holder of any Unit held in uncertificated form may transfer such Unit by the presentation of transfer instructions to the Trustee at the corporate trust office of the Trustee accompanied by such documents as the Trustee deems necessary to evidence the authority of the person making such transfer and executed by the registered holder or his authorized attorney, whereupon the Trustee shall make proper notification of such transfer on the registration books of the Trustee. Certificates issued pursuant to this Indenture are interchangeable for one or more other Certificates in an equal aggregate number of Units of the same Trust and all Certificates issued shall be issued in denominations of one Unit or any multiple thereof as may be requested by the Unit holder. The Trustee may deem and treat the registered Unit holder as the owner of the Units whether or not held in certificated form for all purposes hereunder and in either case the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Certificate shall be so registered.

     A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unit holder to the Trustee. The Trustee may require a Unit holder to pay $2.00 for each new Certificate issued on any such transfer or interchange.

     All Certificates cancelled pursuant to this Indenture shall be disposed of by the Trustee without liability on its part.

     Unit holders who have elected to hold their Units in uncertificated form may at any time request the Trustee to issue Certificates for such Units. The Trustee shall, upon receipt of such request in form satisfactory to it, issue such Certificates as may be requested by such Unit holder; provided that the Trustee is entitled to specify the minimum denomination of any Certificate issued.

Section 5.04. Certificates Mutilated, Destroyed, Stolen or Lost. In case any Certificate shall become mutilated, destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate, if requested, in exchange and substitution therefor upon the Unit holder's furnishing the Trustee with proper identification and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Trustee may prescribe and paying such expenses as the Trustee may incur. Any mutilated Certificate shall be duly surrendered and cancelled before any new Certificate shall be issued in exchange and substitution therefor. Upon the issuance of any new Certificate, a sum sufficient to pay any tax or other governmental charge and the fees and expenses of the Trustee may be imposed. Any such new Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the related Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     In the event the related Trust has terminated or is in the process of termination, the Trustee may, instead of issuing a new Certificate in exchange and substitution for any Certificate which shall have become mutilated or shall have been destroyed, stolen or lost, make the distributions in respect of such mutilated, destroyed, stolen or lost Certificate (without surrender thereof except in the case of a mutilated Certificate) as provided in Section 8.02 hereof if the Trustee is furnished with such security or indemnity as it may require to save it harmless, and in the case of destruction, loss or theft of a Certificate, evidence to the satisfaction of the Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.

Section 5.05. Rollover of Units. (a) If the Depositor shall offer a subsequent series of the Trusts, (the "New Series"), the Trustee shall, at the Depositor's sole cost and expense, include in the notice sent to Unit holders specified in Section 8.02 a form of election whereby Unit holders, whose redemption distribution would be in an amount sufficient to purchase at least one Unit of the New Series, may elect to have their Unit(s) redeemed in kind in the manner provided in Section 5.02, the Securities included in the redemption distribution sold, and the cash proceeds applied by the Distribution Agent to purchase Units of a New Series, all as hereinafter provided. The Trustee shall honor properly completed election forms returned to the Trustee, accompanied by any Certificate evidencing Units tendered for redemption or a properly completed redemption request with respect to uncertificated Units, by its close of business on the Rollover Notification Date. The notice and form of election to be sent to Unit holders in respect of any redemption and purchase of Units of a New Series as provided in this section shall be in such form and shall be sent at such time or times as the Depositor shall direct the Trustee in writing and the Trustee shall have no responsibility therefor. The Distributions Agent acts solely as disbursing agent in connection with purchases of Units pursuant to this Section and nothing herein shall be deemed to constitute the Distribution Agent a broker in such transactions

     All Units so tendered by a Unit holder (a "Rollover Unit holder") shall be redeemed and cancelled during the Special Redemption and Liquidation Period on such date or dates specified by Depositor. Subject to payment by such Rollover Unit holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made in kind pursuant to
Section 5.02 by distribution of cash and/or Securities to the Distribution Agent on the redemption date equal to the net asset value (determined on the basis of the Trust Fund Evaluation as of the redemption date in accordance with Section 4.01) multiplied by the number of Units being redeemed (herein called the "Rollover Distribution"). Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the redemption distribution as of the redemption date.

     All Securities included in a Unit holder's Rollover Distribution shall be sold by the Distribution Agent during the Special Redemption and Liquidation Period specified in the
Prospectus pursuant to the Depositor's direction, and the Distribution Agent shall, unless directed otherwise by the Depositor, employ the Depositor as broker in connection with such sales. For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided however, that its compensation shall not exceed the amount authorized by applicable securities laws and regulations. The Depositor shall direct that sales be made in accordance with the guidelines set forth in the Prospectus under the heading "Special Redemption, Liquidation and Investment in a New Trust." Should the Depositor fail to provide direction, the Distribution Agent shall sell the Securities in the manner provided in the prospectus. The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section.

     Upon completion of all sales of Securities included in the Rollover Unit holder's Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unit holder, enter into a contract with the Depositor to purchase from the Depositor Units of a New Series (if any), at the Depositor's public offering price for such Units on such day, and at such reduced sales charge as shall be described in the prospectus for such Trust. Such contract shall provide for purchase of the maximum number of Units of a New Series whose purchase price is equal to or less than the cash proceeds held by the Distribution Agent for the Unit holder on such day (including therein the proceeds anticipated to be received in respect of Securities traded on such day net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor. In the event a sale of Securities included in the Rollover Unit holder's redemption distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unit holder as of the settlement date for the purchase of Units of a New Series to purchase the maximum number of Units which such cash balance will permit, and the Depositor agrees that the settlement date for Units whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase. If the Unit holder's Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of a New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the Units as to which there was a cash shortfall without any liability to the Rollover Unit holder or the Distribution Agent. Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unit holder by check mailed to the address of such Unit holder on the registration books of the Trustee. Units of a New Series will be uncertificated unless and until the Rollover Unit holder requests a certificate. Any cash held by the Distribution Agent shall be held in a non-interest bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures. Neither the Trustee nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

    (b) Notwithstanding the foregoing, the Depositor may, in its discretion at any time, decide not to offer any new Trust Series in the future, and if so, this Section 5.05 concerning the Rollover of Units shall be inoperative.

    (c) The Distribution Agent shall receive no fees for performing its duties hereunder. The Distribution Agent shall, however, be entitled to receive indemnification and reimbursement from the Trust for any and all expenses and disbursements to the same extent as the Trustee is permitted reimbursement hereunder.


                           ARTICLE VI

                             Trustee

Section 6.01. General Definition of Trustee's Liabilities, Rights and Duties. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect each Trust and the rights and interests of the Unit holders pursuant to the terms of this Indenture; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Principal Accounts of such Trust, and the payment of such costs and expenses shall be secured by a lien on such Trust prior to the interest of Unit holders.

     In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth, the liabilities of the Trustee are further defined as follows:

         (a) All moneys deposited with or received by the Trust hereunder related to a Trust shall be held by it without interest in Trust within the meaning of the Investment Company Act of 1940, as part of the Trust Fund or the Reserve Account of such Trust until required to be disbursed in accordance with the provisions of this Indenture, and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940;

          (b) The Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, Securities, Units, or Certificates, pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the Trustee shall not in any event be liable or responsible for any evaluation made by the Evaluator. The Trustee may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto;

          (c) The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, the Portfolio Supervisor, or the Evaluator, or for the form, character, genuineness, sufficiency, value or validity of any of the Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities) or for or in respect of the validity or sufficiency of the Units or of the Certificates (except for the due execution thereof by the Trustee) or for the due execution thereof by the Depositor, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unit holder or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor, the Portfolio Supervisor or the Evaluator;

         (d) The Trustee shall be under no obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless as often as required by the Trustee it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Income and Principal Accounts of the affected Trust or
     Trusts. The Trustee shall, in its discretion, undertake such action as it may deem necessary at any and all times to protect the Trust and the rights and interests of the Unit holders pursuant to the terms of this Indenture, provided however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Principal Accounts;

            (e) (I) Subject to the provisions of subparagraphs (II) and (III) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Trustee, provided, however, that this disclaimer of liability shall not (i) excuse the Trustee from the responsibilities specified in subparagraph II below or (ii) limit the obligation of the Trustee to indemnify the Trust under subparagraph III below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the affected Trust as set forth in section 6.04 hereof.

         (II) The Trustee may place and maintain in the care of an eligible foreign custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph (I) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership Income) the Trust's foreign securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust's foreign securities transactions, provided that the Trustee hereby agrees to perform all the duties assigned by rule 17f-5 as now in effect or as it may be amended in the future, to the boards of management investment companies. The Trustee's duties under the preceding sentence will not be delegated.

          As used in this subparagraph (II),

               (1) "foreign securities" include: securities issued and sold primarily outside the United States by a foreign government, a national of any foreign country or a corporation or other organization incorporated or organized under the laws of any foreign country and securities issued or guaranteed by the government of the United States or by any state or any political subdivision thereof or by any agency thereof or by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States.

              (2)   "eligible foreign custodian" means

                    (a) The following securities depositories and clearing agencies which operate transnational systems for the central handling of securities or equivalent book entries which, by appropriate exemptive  order  issued  by  the  Securities  and
               Exchange Commission, have been qualified as eligible foreign custodians for the Trust but only for so long as such exemptive order continues in effect: Morgan Guaranty Trust Company of New York, Brussels, Belgium, in its capacity as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, Luxembourg.

                    (b) Any other entity that shall have been qualified as an eligible foreign custodian for the foreign securities of the Trust by the Securities and Exchange Commission by exemptive order, rule or other appropriate action, commencing on such date as it shall have been so qualified but only for so long as such exemptive order, rule or other appropriate action continues in effect.

        (III) The Trustee will indemnify and hold the Trust harmless from and against any loss occurring as a result of an eligible foreign custodian's willful misfeasance, reckless disregard, bad faith, or gross negligence in performing custodial duties.

          (f) If at any time the Depositor shall fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may: (1) appoint a successor depositor who shall act hereunder in all respects in place of such Depositor, which successor shall be satisfactory to the Trustee, and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction ratably from the Income Account of the affected Trusts or, to the extent funds are not available in such Account, from the Principal Account of the affected Trusts, but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with
     Section 26(a)(2)(C) of the Investment Company Act of 1940, or (2) terminate this Indenture and the trust created hereby and liquidate the Trust Fund in the manner provided in
     Section 8.02;

          (g)    If  (i)  the value of any Trust as shown  by  an
     evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than the lower of $2,000,000 or 20% of the total value of Securities deposited in such Trust during the initial offering period, or (ii) by reason of the Depositor's redemption of Units of a Trust not theretofore sold constituting more than 60% of the number of Units initially authorized, the net worth of the Trust is reduced to less than 40% of the aggregate principal amount of Securities deposited in such Trust at the termination of the initial offering period, the Trustee may in its discretion, and shall when so directed by the Depositor, terminate this Indenture and the Trust created hereby and liquidate such Trust, in such manner as the Depositor shall direct;

          (h) In no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the income or interest thereon or upon it as Trustee hereunder or upon or in respect of any Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Income and Principal Accounts of the affected Trust, and the payment of such amounts so paid by the Trustee shall be secured by a lien on such Trust prior to the interest of the Unit holders of such Trust;

          (i) No payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for the Trust or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed the Trustee as an expense except (a) for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee, and (b) such other amounts permitted under the Investment Company Act of 1940;

           (j) The Trustee, except by reason of its own negligence or willful misconduct, shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

          (k) The Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, obligations issued by the same issuer (or an affiliate of such issuer) of any Securities at any time held as part of the Trust and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the rights and powers as if it were not the Trustee hereunder;

          (l) The Trust may include a letter or letters of credit meeting the requirements of Section 2.05 for the purchase of Securities or Contract Obligations issued by the Trustee in its individual capacity for the account of the Depositor and the Trustee may otherwise deal with the Depositor and the Trust within the same rights and powers as if it were not the Trustee hereunder; and

         (m) The Trustee is authorized to appoint as co-trustee of any Trust a trust company affiliated with the Trustee to perform the functions of custodian and receiving and paying agent.

Section 6.02. Books, Records and Reports. The Trustee shall keep proper books of record and account of all the transactions of each Trust under this Indenture at its corporate trust office, including a record of the name and address of, and the Units issued by each Trust and held by, every Unit holder, and such books and records of each Trust shall be open to inspection by any Unit holder of such Trust at all reasonable times during the usual business hours. The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

     Unless the Depositor determines that such an audit is not required, the accounts of the Trust shall be audited not less than annually by independent public accountants designated from time to time by the Depositor and the Trustee and the reports of such accountants shall be furnished upon request to Unit holders. So long as the Depositor is making a secondary market for Units, the Depositor shall bear the cost of such annual audits to the extent such cost exceeds $.50 per 100 Units.

     If provided for in the Prospectus for a Trust, the Trustee shall pay, or reimburse to the Depositor, the expenses related to the updating of the Trust's registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees. Such expenses shall be paid from the Income Account, or to the extent funds are not available in such Account, from the Capital Account, against an invoice or invoices therefor presented to the Trustee by the Depositor. By presenting  such  invoice or invoices,  the  Depositor  shall  be deemed to certify, upon which certification the Trustee is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph. The Depositor shall provide the Trustee, from time to time as requested, an estimate of the amount of such expenses, which the Trustee shall use for the purpose of estimating the accrual of Trust expenses. The amount paid by the Trust pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unit holders. The Depositor shall assure that the Prospectus for the Trust contains such disclosure as shall be necessary to permit payment by the Trust of the expenses contemplated by this paragraph under applicable laws and regulations.

     The provisions of this paragraph shall not limit the authority of the Trustee to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the Trust as provided in Section 6.02 of the Standard Terms and Conditions of Trust.

Section 6.03. Indenture and List of Securities on File. The Trustee shall keep a certified copy or duplicate original of this Indenture on file at its corporate trust office available for inspection at all reasonable times during the usual business hours by any Unit holder, together with a current list of the Securities in each Trust.

Section 6.04. Compensation. The Trustee shall receive at the times set forth in Section 3.05, as compensation for performing ordinary normal recurring services under this Indenture, an amount calculated at the annual compensation rate stated in the Trust Agreement. The Trustee shall charge a pro rated portion of its annual fee at the times specified in Section 3.05, which pro rated portion shall be calculated on the basis of the largest number of Units in the Trust at any time during the period subsequent to the Initial Date of Deposit or the date of the preceding payment, as applicable. The Trustee may from time to time adjust its compensation as set forth above, provided that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent." The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Trustee against the Income and Principal Accounts of each Trust on or immediately after the Record Date on which such period terminates; provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustee pursuant to this Indenture.

     The Trustee shall charge the Income and Principal Accounts for any and all expenses and disbursements incurred hereunder, including legal and auditing expenses, license fees, if any, expenses incurred in printing and mailing quarterly, semi-annual or annual communications to Unit holders if the Prospectus so provides, and for any extraordinary services performed hereunder, which extraordinary services shall include but not be limited to all costs and expenses incurred by the Trustee in making any annual or other reports or other documents referred to in
Section 6.02; provided, however, that the amount of any such charge which has not been finally determined as of any Record Date may be estimated and any necessary adjustments shall be made. Provided, further, that if the balances in the Income and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 6.04, the Trustee shall have the power to sell Securities in the manner provided in Section 5.02. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

     The Trustee shall be indemnified ratably by the affected Trust and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, including any loss, liability or expense incurred in acting pursuant to written directions to the Trustee given by the Depositor from time to time in accordance with the provisions of this Indenture or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect the Trust and the rights and interests of the Unit holders pursuant to the terms of this Indenture. Any monies payable to the Trustee under this Section 6.04 shall be secured by a lien on the Trust prior to the interest of Unit holders.

Section 6.05. Removal and Resignation of Trustee; Successor.  The
following   provisions  shall  provide  for   the   removal   and
resignation of the Trustee and the appointment of any successor trustee:

          (a) The Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the Trusts created by this Indenture, by executing an instrument in writing resigning as Trustee of such Trusts and filing same with the Depositor and mailing a copy of a notice of resignation to all Unit holders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 6.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. The Depositor may remove the Trustee at any time with or without cause and appoint a successor Trustee by written instrument or instruments delivered not less than sixty days prior to the effective date of such removal and appointment to the Trustee so removed and to the successor Trustee. Notice of such resignation or removal of a trustee and appointment of a successor trustee shall be mailed by the successor trustee, promptly after its acceptance of such appointment, to each Unit holder then of record.

          (b) Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the resigning or removed Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers and duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor trustee, the Depositor and the resigning or removed Trustee shall, upon payment of any amounts due the resigning or removed Trustee, or provision therefor to the satisfaction of such resigning or removed Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the resigning or removed Trustee; and the resigning or removed Trustee shall transfer, deliver and pay over to the successor trustee all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the resigning or removed Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture.

          (c) In case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (d) Any corporation into which any trustee hereunder maybe merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

          (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof.

Section 6.06. Qualifications of Trustee. The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times aggregate capital, surplus and undivided profits of not less than $5,000,000.


                           ARTICLE VII

                     Rights of Unit Holders

Section 7.01. Beneficiaries of Trust. By the purchase and acceptance or other lawful delivery and acceptance of any Unit, whether certificated or not, the Unit holder shall be deemed to be a beneficiary of such Trust created by this Indenture and vested with all right, title and interest in such Trust to the extent of the Unit or Units set forth and whether evidenced by such Certificate, or held in uncertificated form subject to the terms and conditions of this Indenture.

Section 7.02. Rights, Terms and Conditions. In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture, the Unit holders shall have the following rights and powers and shall be subject to the following terms and conditions:

          (a) A Unit holder may at any time prior to the Trustee's close of business as of the date on which the Trust is terminated tender his Units or his Certificate(s) if held in certificated form (including any temporary Certificate or other evidence of ownership of Units of the Trust, issued by the Trustee or the Depositor) to the Trustee for redemption, subject to and in accordance with
     Section 5.02;

          (b) The death or incapacity of any Unit holder shall not operate to terminate this Indenture or a related Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust Fund or a related Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unit holder expressly waives any right he may have under any rule of law, of the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder; and

          (c) No Unit holder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, a related Trust, or the obligations and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates which may have been issued, be construed so as to constitute the Unit holders from time to time as partners or members of an association; nor shall any Unit holder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.


                          ARTICLE VIII

         Additional Covenants; Miscellaneous Provisions

Section 8.01. Amendments. This Indenture may be amended from time to time by the Depositor and Trustee hereto or their respective successors, without the consent of any of the Unit holders: (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; or (b) to make such other provision regarding matters or questions arising hereunder as shall not adversely affect the interests of the Unit holders; provided, however, that in no event may any amendment be made which would adversely affect the characterization of the Trust as a grantor trust for federal income tax purposes. This Indenture may not be amended, however, without the consent of all Unit holders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Securities other than those specified in Schedule A to the Trust Agreement, or (2) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain of such amendments. This Indenture may not be amended so as to reduce the interest in the Trust represented by Units (whether evidenced by Certificates or held in uncertificated form) without the consent of all affected Unit holders.

     It shall not be necessary for the consent of Unit holders under this Section 8.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereby by Unit holders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 8.02. Termination. This Indenture and each Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in such Trust hereunder unless sooner terminated as hereinbefore specified, and may be terminated at any time by the written consent of 100% of the Unit holders of the respective Trust; provided that in no event shall any Trust continue beyond the Mandatory Termination Date. Upon the date of termination the registration books of the Trustee shall be closed.

     In the event of any termination of the Trust prior to the Mandatory Termination Date, the Trustee shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this Section 8.02, except that in such event, the distribution to each Unit holder shall be made in cash and shall be such Unit holder's pro rata interest in the balance of the principal and income accounts after the deductions herein provided. In the event that the Trust shall terminate on or after the Mandatory Termination Date, the Trustee shall, not less than sixty days prior to the Mandatory Termination Date, send a written notice to all Unit holders of record. If such Unit holder owns at least 2,500 Units, such notice shall further indicate that such Unit holder may elect to receive an in-kind distribution of their pro rata share of the Securities, to the extent of whole shares. The Trustee will honor duly executed requests for in-kind distributions received (accompanied by the electing Unit holder's Certificate, if issued) by the close of business ten business days prior to the Mandatory Termination Date. Unit holders who do not effectively request an in-kind distribution shall receive their distribution upon termination in cash.

     On the Mandatory Termination Date this Indenture and each Trust created hereby shall terminate. In connection with such termination, the Trustee shall segregate such number of shares of Securities as shall be necessary to satisfy distributions to Unit holders electing in kind distributions.

     Commencing no earlier than the business day following that date on which Unit holders must submit to the Trustee notice of their request to receive an in-kind distribution of Securities at termination, the Trustee will liquidate the Securities not segregated for in-kind distributions during such period and in such daily amounts as the Depositor shall direct. The Depositor shall direct the liquidation of the Securities in such manner as to effectuate orderly sales and a minimal market impact. In the event the Depositor does not so direct, the Securities shall be sold within a reasonable period and in such manner as the
Trustee, in its sole discretion, shall determine. The Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the Depositor's direction or, in the absence of such direction, in the exercise of the discretion granted by this Section 8.02. The Trustee shall deduct from the proceeds of these sales and pay any tax or governmental charges and any brokerage commissions in connection with such sales. Amounts received by the Trustee representing the proceeds from the sales of Securities shall be credited to the Principal Account.

     On the fifth business day following receipt of all proceeds of sale of the Securities, the Trustee shall:

          (a) deduct from the Income Account of such Trust or, to the extent that funds are not available in such Account of such Trust, from the Principal Account of such Trust, and pay to itself individually an amount equal to the sum of
     (i) its accrued compensation for its ordinary recurring services, (ii) any compensation due it for its extraordinary services in connection with such Trust, and (iii) any costs, expenses or indemnities in connection with such Trust as provided herein;

          (b) deduct from the Income Account of such Trust or, to the extent that funds are not available in such Account, from the Principal Account of such Trust, and pay accrued and unpaid fees of the Evaluator, the Portfolio Supervisor and counsel in connection with such Trust, if any;

          (c) deduct from the Income Account of such Trust or the Principal Account of such Trust any amounts which may be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture in connection with such Trust;

          (d) make final distributions from the Trust, against surrender for cancellation of each Unit holder's Certificate or Certificates, if issued, as follows:

               (i) to each Unit holder requesting an in-kind distribution (y) holder's pro rata portion of each of the Securities segregated for distribution in kind, in whole shares, and (z) cash equal to such Unit holder's pro rata portion of the Income and Principal Accounts as follows: (1) a pro rata portion of the net proceeds of sale of the Securities representing any fractional shares included in such Unit holder's pro rata share of the Securities and (2) such other cash as may properly be included in such Unit holder's pro rata share of the sum of the cash balances of the Income and Principal Accounts less deduction of the fees and expenses specified in this Section 8.02 and less deduction of the Trustee's cost of registration and delivery of such Unit holder's Securities;

              (ii) to each Unit holder receiving a distribution in cash, such holder's pro rata share of the cash balances of the Income and Principal Accounts; and

             (iii)   on the conditions set forth in Section  3.04
          hereof, to all Unit holders, their pro rata share of the balance of the Reserve Account.

     To the extent possible, in-kind distributions of Securities shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder's bank or broker-dealer at the Depository Trust Company; and

          (e) together with such distribution to each Unit holder as provided for in (d), furnish to each such Unit holder a final distribution statement, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.

     The Trustee shall be under no liability with respect to moneys held by it in the Income, Reserve and Principal Accounts of a Trust upon termination except to hold the same in trust within the meaning of the Investment Company Act of 1940, without interest until disposed of in accordance with the terms of this Indenture.

     In the event that all of the Unit holders holding Certificates shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Unit holders holding Certificates to surrender their Certificates for cancellation and receive the liquidating distribution with respect thereof. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take steps, or may appoint an agent to take appropriate steps, to contact the remaining Unit holders concerning surrender of their Certificates. All costs and expenses incurred by the Trustee or by its agents by reason of unsurrendered Certificates shall be paid out of the moneys and other assets which remain in the Trust Fund hereunder.

Section 8.03. Construction. This Indenture is executed and delivered in the State of New York, and all laws or rules of construction of such state shall govern the rights of the parties hereto and the Unit holders and the interpretation of the provisions hereof.

Section 8.04. Registration of Units. The Depositor agrees and undertakes on its own part to register the Units with the Securities and Exchange Commission or other applicable governmental agency, federal or state, pursuant to applicable federal or state statutes, if such registration shall be required, and to do all things that may be necessary or required to comply with this provision during the term of the Trust Fund created hereunder, and the Trustee shall incur no liability or be under any obligation or expenses in connection therewith.

Section 8.05. Written Notice. Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor, 1001 Warrenville Road, Lisle, Illinois 60532, or at such other address as shall be specified by the Depositor to the other parties hereto in writing.

     Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if delivered to the Unit Investment Trust Offices of the Trustee, 101 Barclay St., Fl. 17W, New York, New York 10286, or to such other address as shall be specified by the Trustee to the other parties hereto in writing.

     Any notice, demand, direction or instruction to be given to the Evaluator hereunder shall be in writing and shall be duly given if mailed or delivered to the Evaluator at 1001 Warrenville Road, Lisle, Illinois 60532, or at such other address as shall be specified by the Evaluator to the other parties hereto in writing.

     Any notice, demand, direction or instruction to be given to the Portfolio Supervisor shall be in writing and shall be duly given if mailed or delivered to the Portfolio Supervisor at 1001 Warrenville Road, Lisle, Illinois 60532, or at such other address as shall be specified by the Portfolio Supervisor to the other parties hereto in writing.

     Any notice to be given to the Unit holders shall be duly given if mailed by first class mail with postage prepaid or delivered to each Unit holder at the address of such holder appearing on the registration books of the Trustee.

Section 8.06. Severability. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Certificates or the rights of the holders thereof.

Section  8.07.  Dissolution of Depositor Not to  Terminate.   The
dissolution of the Depositor for any cause whatsoever shall not operate to terminate this Indenture or any Trust Fund insofar as the duties and obligations of the Trustee are concerned.

     In Witness Whereof, First Trust Portfolios, L.P., The Bank of New York, and First Trust Advisors, L.P. have each caused these Standard Terms and Conditions of Trust to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                First Trust Portfolios, L.P.,
                                  Depositor


                                By: /s/ Robert M. Porcellino
                                --------------------------------
                                    Senior Vice President


                                The Bank of New York, Trustee


                                By: /s/ Brian Aarons
                                --------------------------------
                                    [Title]
[Seal]

Attest:


/s/ Dorothy Alencastro
--------------------------
Assistant Vice President


                                First Trust Advisors, L.P.,
                                  Evaluator


                                By: /s/ Robert M. Porcellino
                                --------------------------------
                                    Senior Vice President








                                First Trust Advisors, L.P.,
                                  Portfolio Supervisor


                                By: /s/ Robert M. Porcellino
                                --------------------------------
                                    Senior Vice President

State of Illinois  )
                   )  SS
County of DuPage   )

     I, Fay E. Mack, a Notary Public in and for the said County and State aforesaid, do hereby certify that Robert M. Porcellino, personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be a Senior Vice President of First Trust Portfolios, L.P., a limited partnership, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act as such Senior Vice President and as the free and voluntary act of said First Trust Portfolios, L.P., for the uses and purposes therein set forth.

     Given under my hand and notarial seal on December 9, 2003.



                                /s/ Fay E. Mack
                                ----------------------
                                Notary Public
[Seal]

My commission expires:  09/26/04



State of New York  )
                   )  SS
County of New York )

     On December 9, 2003 before me personally came Brian Aarons, to me known, who being by me duly sworn said that he resides at 244 Madison Avenue, Apt. 14B, New York, NY 10016; that he is an Vice President of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of the said corporation; and that he signed his name thereto by like authority.



                                /s/ Emanuel T. Lytle Jr.
                                ------------------------
                                Notary Public
[Seal]

My commission expires:  04/30/07

State of Illinois )
                  )  SS
County of DuPage  )

     I, Fay E. Mack, a Notary Public in and for said County and State aforesaid, do hereby certify that Robert M. Porcellino, personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be a Senior Vice President of First Trust Advisors, L.P., a limited partnership, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act as such Senior Vice President and as the free and voluntary act of said First Trust Advisors, L.P. for the uses and purposes therein set forth.

     Given under my hand and notarial seal on December 9, 2003.



                                /s/ Fay E. Mack
                                ----------------------
                                Notary Public
[Seal]

My commission expires:  09/26/04